                                                                    EXHIBIT 23.8


                             CONSENT OF GENERATION,
                         TRANSMISSION AND DISTRIBUTION
                                  CONSULTANTS

We hereby consent to the reference to our firm name in the Joint Proxy Statement/Prospectus, constituting a part of the registration statement on Form S-4, relating to the combination of Pacific Enterprises Corporation and Enova Corporation. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Commission promulgated thereunder.




                                        /s/    HGP, INC.


Greenville, South Carolina
February 4, 1997